UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒   Preliminary Information Statement
☐   Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐   Definitive Information Statement

IDO SECURITY INC.

(Name of Registrant As Specified In Charter)

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IDO SECURITY INC.
7875 SW 40TH STREET, SUITE 224
MIAMI, FLORIDA 33155-3510

NOTICE OF ACTION BY WRITTEN CONSENT

To the Stockholders of IDO Security Inc.

This Notice and the accompanying Information Statement are being furnished on or about October __, 2013 by the Board of Directors (the “Board”) of IDO Security Inc., a Nevada corporation (the “Company”), to the holders of record of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”), as of the close of business on October 7, 2013 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this Information Statement is to inform holders of record of Common Stock as of the Record Date of actions taken by the holder of Series B Preferred Stock, $0.001 par value per share (the “Series B Preferred”), created by written consent of the Board as permitted by the Company’s Certificate of Incorporation, as may be further amended.  Each share of Series B Preferred has the equivalent of 407,869 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof).  Currently, our Chief Executive Officer, Mr. Magdiel Rodriguez,  is the sole holder of Series B Preferred (the “Series A Stockholder” or the “Majority Stockholder”), holding one hundred (100) shares of Series A Preferred, resulting in the Series B Stockholder holding in the aggregate approximately 67% of the total voting power of all issued and outstanding voting capital of the Company.   The Series B Stockholder authorized the following:

●
The increase in the number of authorized shares of Common Stock from twenty million  (20,000,000) shares of Common Stock to four hundred million (400,000,000) shares of Common Stock (the “Authorized Share Increase”).

On October 7, 2013, the Board approved the Authorized Share Increase and recommended to the Majority Stockholder that he approve such matter.  On October 7, 2013, the Majority Stockholder approved the Authorized Share Increase by written consent in lieu of a meeting, in accordance with Nevada law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase.

The Board believes that the Authorized Share Increase is necessary and advisable in order to maintain the Company’s financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment. Accordingly, it is the Board’s opinion that the Authorized Share Increase would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return.

The attached Information Statement describes the stockholder action by written consent approving the Authorized Share Increase, which stockholder action was taken pursuant to Section 78.315 and 78.320 of the Nevada Revised Statutes, which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. No action is required by you. The Information Statement is being furnished to stockholders of record of the Company as of the Record Date pursuant to Section 14(c) of the Exchange Act, and the rules thereunder solely for the purpose of informing stockholders of Authorized Share Increase before it takes effect. Please read the accompanying Information Statement carefully. In accordance with Rule 14c-2 under the Exchange Act, the Authorized Share Increase would be expected to become effective 20 calendar days following the mailing of the Information Statement.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

October __, 2013	/s/ Magdiel Rodriguez
Magdiel Rodriguez Chief Executive Officer

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INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action.

The Information Statement is being furnished to stockholders of record of the Company as of the Record Date pursuant to Section 14(c) of the Exchange Act, and the rules thereunder solely for the purpose of informing stockholders of Authorized Share Increase before it takes effect. Please read the accompanying Information Statement carefully. In accordance with Rule 14c-2 under the Exchange Act, the corporate action  would be expected to become effective 20 calendar days following the mailing of the Information Statement. We will mail the Notice of Stockholder Action by Written Consent on or about October __, 2013.

This Information Statement contains a brief summary of the material aspects of the following corporate matter approved by the Board of IDO Security Inc., (the “Company,” “we,” “our,” or “us”) and the holder of Series B Preferred Stock (the “Series A Preferred”), which constitute a majority of the voting capital stock of the Company:

●
The increase in the number of authorized shares of Common Stock from twenty million  (20,000,000) shares of Common Stock to four hundred million (400,000,000) shares of Common Stock (the “Authorized Share Increase”)

Series B Preferred

By unanimous written consent of the Board, the number, designation and  rights of the Series B Preferred were established by the Board (as is permitted under Nevada law and by the Certificate of Incorporation of the Company, as may be amended).  The designation, rights, preferences and privileges that the Board established for the Series B Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Delaware on September 30, 2013.  Among other things, the Certificate of Designation provides that each one share of Series B Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

By unanimous written consent of the Board, the Board issued an aggregate of one hundred (100) shares of Series B Preferred, to one individual, who is currently our Chief Executive Officer (the “Series B Stockholder”).  As a result of the voting rights granted to the Series B Preferred, the Series B Stockholder holds in the aggregate approximately 67% of the total voting power of all issued and outstanding voting capital of the Company.

As of October 7, 2013, there were issued and outstanding (i) 19,986,471  shares of our Common Stock, and (ii) one hundred (100) shares of Series B Preferred.  Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Authorized Share Increase approved by the Board is 60,773,371 (the sum of the votes represented by the issued and outstanding shares of Common Stock as of the Record Date and 100 shares of Series B Preferred).  Pursuant to Nevada law, at least a majority of the voting equity of the Company, or at least 30,386,686  votes, are required to approve the Authorized Share Increase by written consent. The Series B Stockholder, which holds in the aggregate one hundred (100) shares of Series B Preferred, or approximately 67% of the voting equity of the Company, has voted in favor of the Authorized Share Increase, thereby satisfying the requirement under Nevada law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

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The following table sets forth the name of the Series B Stockholder, the number of shares of Series B Preferred held by the Series B Stockholder, the total number of votes that the Series B Stockholder voted in favor of the Authorized Share Increase and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series A Stockholder	Number of Shares of Series B Preferred held	Number of Votes held by such Series B Stockholder	Number of Votes that Voted in favor of the Authorized Share Increase	Percentage of the Voting Equity that Voted in favor of the Authorized Share Increase
Magdiel Rodriguez, Chief Executive Officer	100	40,786,900	40,786,900	67%

ACTION TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Certificate of Amendment to the Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada.  We intend to file the Amendment with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

The form of certificate of amendment affecting the Authorized Share Increase is attached to this information statement as Exhibit A.

We currently expect to file the Amendment on November __, 2013.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK

General

The number of authorized shares of our Common Stock will be increased from twenty million (20, 000,000) shares to four hundred million (400,000,000) shares.

Our Certificate of Incorporation presently authorizes the issuance by the Company of up to 20,006,600 shares of stock, consisting of 20,000,000 shares of Common Stock and 6,600 shares of preferred stock, par value $.001 per share (“Preferred Stock”). As of the Record Date there were 19,986,471  shares of Common Stock issued and outstanding, 67 shares of Preferred Stock outstanding which were designated as Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and 100 shares of Series B Preferred Stock, par value $0.001 per share.

We have approximately  $26,771,243  in   outstanding debt in connection with the convertible debentures that we issued between December 2007 and July 2013 and approximately 67 shares of Preferred Stock outstanding that are convertible into shares of our Common Stock.  The conversion rates with respect to certain of the amounts outstanding under the convertible debt and the Series A Preferred Stock fluctuates with the market price of our Common Stock.  The higher the market price of our Common Stock, the fewer shares we would be  obligated  to issue to the debt holders and holders of our Series A Preferred  Stock upon  conversion.  The converse is also true in that the lower the market price of our Common Stock, the more shares the Company would be  obligated  to issue to the debt  holders and holders of our  Preferred Stock upon conversion. We also have outstanding warrants issued in connection with these convertible debt and Series A Preferred Stock for up to an additional 20,000 shares of our Common Stock.

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We are contractually obligated  to have a  sufficient  number of shares of Common Stock that is authorized, but unissued, in order to fulfill our conversion/warrant  obligations in connection with the above.  We cannot definitively state how many shares we will have to issue as we receive  conversion  requests  from time to time.  As of the Record Date, we have also reserved approximately an additional 2,500 shares of Common Stock in respect of shares issuable upon exercise of warrants and stock options issued to employees, directors, service providers and certain investors.

In addition to fulfilling our reservation obligation discussed above, the Board believes the Authorized Share Increase is necessary and advisable in order to maintain our financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment.  The additional shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are no immediate plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock.

The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to accumulate Common Stock or obtain control of the Company, and has no present intention to use the additional authorized shares to deter a change in control.

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of anti-takeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

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Principal Effects on Outstanding Common Stock

The proposed increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, to the extent that additional authorized shares are issued in the future, the issuances would have the normal consequences associated with increasing the number of our shares outstanding, including diluting existing stockholder net tangible book value and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

No Appraisal Rights

Under the Nevada Revised Statutes, holders of our Common Stock are not entitled to dissenters’ rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation and the adoption of the Authorized Share Increase.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
AND NO STOCKHOLDER MEETING WILL BE HELD TO
CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

Please read this Information Statement carefully. It describes the essential terms of, and contains certain information concerning matters approved by the Written Consent. Additional information about the Company is contained in its periodic and current reports filed with the SEC. These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549-1004. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The following table set forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date of (i) each person known to us to beneficially own more than 10% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group.  As of Record Date, there were a total of 19,986,471  shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party.  The column entitled “Percentage of Outstanding Series B Preferred Stock” shows the percentage of total Series B Preferred beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of the Record Date through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

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Name of Beneficial Owner (1)	Number of Shares of Common Stock Owned Beneficially		% of Outstanding Shares of Common Stock	Number of Shares of Series B Owned	% of Outstanding Series B Preferred Stock

Magdiel Rodriguez	0	(2)	*	100	100%

John Mitola	33	(3)	*	0	*

All officers and directors	33		*	100	100%
as a group (2 persons)

*	Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o IDO Security Inc., 7875 SW 40th Street, Suite 224, Miami, Florida 33155-3510.

(2)
Does not include 3.5 million shares of Common Stock to which Mr. Rodriguez may be entitled to in the event of a change in control (as defined in the employment agreement with him)or if his employment is terminated for any reason other than cause.

(3)	Represent shares of Common stock issuable upon exercise of employee stock options.

MAILING COSTS

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to stockholders of record of the Company’s Common Stock.

WHERE YOU CAN FIND MORE INFORMATION

The Company is in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office of the SEC located at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Information Statement and other reports, regarding issuers that file electronically with the SEC.

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Documents described above are available through the SEC as set forth above or from the Company without charge. You may obtain such documents by requesting them in writing or by telephone from the Company as follows:

7875 SW 40TH STREET, SUITE 224
MIAMI, FLORIDA 33155-3510

October __, 2013	By order of the Board of Directors

/s/ Magdiel Rodriguez
Magdiel Rodriguez Chief Executive Officer

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ANNEX A

CERTIFICATE OF AMENDMENT

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
(775) 684-5708
Website:  secretaryofstate.biz

CERTIFICATE OF AMENDMENT (PURSUANT TO NRS 78.3865 and 78.:390)

ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:
IDO Security Inc.

2.  The articles have been amended as follows (provide article numbers, if available):

Article 3 is amended to read that the total number of shares that the Corporation is authorized to issue is 400,006,600 shares, par value $0.001, and no shares without par value.  Of  the 400,006,600 shares, par value $0.001:  (a) 400,000,000 such shares shall be shares of Common Stock; and (b) 6,600 such shares shall be shares of Preferred Stock, of which ______ have been designated as Series A Cumulative Convertible Preferred Stock, par value $0.001, and 100 shares have been designated as Series B Preferred Stock, par value $0.001.  The Board of Directors is expressly authorized to issue from time to time all or any shares of Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences (including seniority upon liquidation); relative participating, optional or other special rights, redemption rights, conversion privileges and such qualifications, limitations or restrictions thereof, as shall be adopted by the Board of Directors and set forth herein or an amendment hereto providing or the issuance of such series and to the fullest extent as now or hereafter permitted by these Amended and Restated Articles of Incorporation and the laws of the State of Nevada.  Unless a vote of any shareholder is required pursuant to the rights of the holders of a series of Preferred Stock, the Board of Directors may from time to time increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  Majority

4. Effective date of filing (optional):______________________
(must be no later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required,of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:    Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.